UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: October 14, 2014)

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip Code)

(862) 207-7800
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 14, 2014, PDI, Inc. (the “Company” or “PDI”) issued a press release announcing that its Board of Directors has elected Graham G. Miao as Executive Vice President (“EVP”), Chief Financial Officer (“CFO”) and Treasurer of the Company effective as of October 20, 2014. A copy of the press release announcing Mr. Miao’s election is provided as Exhibit 99.1 to this Form 8-K. Mr. Jeffrey Smith, PDI’s current EVP,CFO and Treasurer since May 2006, will no longer serve in such roles effective as of October 20, 2014.
Mr. Miao, age 50, will serve as the Company’s EVP, CFO, Treasurer and its principal financial and accounting officer. Prior to joining PDI, Mr. Miao served as EVP, CFO and interim Co-President & Co-CEO of Delcath Systems, Inc., from September 2011 to September 2014, a publicly traded specialty pharmaceutical and medical device company, responsible for all finance-related functions and operations including strategy, financings, investor relations, accounting and financial reporting, corporate and business development, mergers and acquisitions and the legal and human resource departments. Prior to Delcath Systems, Inc., Mr. Miao served as Chief of Staff for the Global CFO organization at Dun & Bradstreet Corporation from September 2009 to September 2011and EVP and CFO at Pagoda Pharmaceuticals. He has also held various finance positions of increasing responsibility at leading global pharmaceutical and finance companies, including Schering-Plough Corporation, Pharmacia Corporation and J.P. Morgan and Company. Mr. Miao earned an M.B.A. in finance and a Ph.D. in biological sciences from Columbia University, an M.S. in molecular biology from Arizona State University and a B.S. in biochemistry from Fudan University in Shanghai, China.
There are no arrangements or understandings between Mr. Miao and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there is no family relationship between Mr. Miao and any director, executive officer or person nominated or chosenby the Company to become a director or executive officer that would require disclosure pursuant to Item 401(d) of Regulation S-K.
The Company entered into an Offer Letter with Mr. Miao dated October 14, 2014 (the “Offer Letter”), establishing his compensation as EVP and CFO as summarized below:
Salary: Mr. Miao’s annual salary rate will be $420,000.
Incentive Compensation:
There are three components to the Company’s incentive compensation program. Mr. Miao will receive:

•	an annual incentive plan target cash award equal to 50% of his base salary, of which he will not be eligible for during 2014;

•
subject to the discretion of the Company’s Compensation and Management Development Committee (the “Compensation Committee”), an annual award of stock appreciation rights (“SARs”) valued at $150,000 on the date of grant and vesting in three equal annual installments; and

•
subject to the discretion of the Compensation Committee, an annual award of restricted stock units (“RSUs”) valued at $150,000 on the date of grant and cliff-vesting on the third anniversary of the date of grant.

Inducement Awards:
In connection with the appointment of Mr. Miao, PDI will award him RSUs and SARs, with a grant date fair value of $75,000 each, on Mr. Miao’s start date with PDI (the “Start Date”), which is expected to be October 20, 2014. The awards will be made pursuant to the NASDAQ inducement grant exception as a component of Mr. Miao’s employment compensation. The inducement grants were approved by the Compensation Committee on October 14, 2014 contingent on and effective as of the Start Date, and are being made as an inducement material to Mr. Miao's acceptance of employment with PDI in accordance with NASDAQ Listing Rule 5635(c)(4).

Mr. Miao will be granted a number of SARs equal to $75,000, as determined by the Company on the Start Date. The SARs will have a base price equal to the closing price of PDI’s common stock on the Start Date and a 5-year term. The SARs vest over three years, with one-third of the SARs vesting on each of the first three anniversaries of the Start Date subject to Mr. Miao’s continued service with PDI through the applicable vesting dates.
Mr. Miao will be granted a number of RSUs equal to $75,000 divided by the closing price of PDI’s common stock on the Start Date. The RSUs will vest in full on the third anniversary of the Start Date subject to Mr. Miao’s continued service with PDI through the applicable vesting date, provided that the vesting of the RSUs will be accelerated upon Mr. Miao’s death, disability, retirement or the occurrence of a change in control prior to the applicable vesting date.
The general terms and conditions of the Company’s annual incentive award and annual long-term incentive award programs are set forth in the “Information about our Executive Compensation” section of the Company’s 2014 proxy statement, filed with the U.S. Securities Exchange Commission on April 28, 2014.
The Company also entered into an Employment Separation Agreement with Mr. Miao, effective as of October 20, 2014 (the “Employment Separation Agreement”) and a Confidential Information, Non-Disclosure, Non-Competition, Non-Solicitation and Rights to Intellectual Property Agreement between PDI, Inc. and Graham G. Miao, dated as of October 14, 2014 (the “Restrictive Covenant Agreement”). The Employment Separation Agreement provides that, if Mr. Miao’s employment is terminated by the Company without cause or Mr. Miao resigns for good reason (as defined in the Employment Separation Agreement), and Mr. Miao executes a timely release, then Mr. Miao will be entitled to: (i) a lump sum payment equal to 12 times his base monthly salary, plus the three-year average of annual amounts paid to him under any cash-based incentive or bonus plan and (ii) reimbursement for costs of the premiums for COBRA group health continuation coverage, beginning on his termination date and ending on the earlier of either: (a) the first anniversary of his termination date or (b) the date when he becomes eligible for other group health coverage.
The Restrictive Covenant Agreement contains restrictive covenants, including protection of confidential information, non-solicitation obligations during the period of his employment and for a period of one year following the termination of his employment, non-competition restrictions during the period of his employment and for a period of one year following the termination of his employment and assignment of intellectual property rights to the Company.
The description of (i) the Offer Letter, (ii) the Employment Separation Agreement, (iii) the Restrictive Covenant Agreement, (iv) Form of Restricted Stock Unit Inducement Agreementby and between PDI, Inc. and Graham Miao and (v) Form of Stock Appreciation Rights Inducement Agreement by and between PDI, Inc. and Graham Miao contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, copies of which are attached to this Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter between PDI, Inc. and Graham G. Miao, dated as of October 14, 2014.
10.2	Employment Separation Agreement between PDI, Inc. and Graham G. Miao, effective as of October 20, 2014.
10.3	Confidential Information, Non-Disclosure, Non-Competition, Non-Solicitation and Rights to Intellectual Property Agreement between PDI, Inc. and Graham G. Miao, dated as of October 14, 2014.
10.4	Form of Restricted Stock Unit Inducement Agreement by and between PDI, Inc. and Graham Miao
10.5	Stock Appreciation Rights Inducement Agreement by and between PDI, Inc. and Graham Miao
99.1	Press Release dated October 14, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By: /s/ Nancy S. Lurker
Nancy Lurker
Chief Executive Officer

Date: October 20, 2014